                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 7, 2000

                                Enter Tech Corp.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Nevada                         0-21241                  84-1349553
----------------------------          ------------           -------------------
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)

         430 East 6th Street, Loveland, Colorado                  80537
         ----------------------------------------              ----------
         (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code: (970) 669-5292

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 7, 2000, Enter Tech Corp., a Nevada corporation, Shopping Mall On-line, Inc., a Washington corporation, and Robert Pratt entered into an agreement, pursuant to which, among other things, Enter Tech acquired eighty percent of the outstanding common stock of Shopping Mall On-line from Mr. Pratt. Shopping Mall On-line is developing a concept for an Internet shopping mall and related e-commerce technology. The total consideration for the acquisition of the common stock of Shopping Mall On-line is 2.4 million shares of Enter Tech common stock.

         The agreement also provides that if for any reason Enter Tech's common stock is not trading above a $1.00 bid price at the time the Rule 144 restrictive legend on the stock certificate for the 2.4 million shares of Enter Tech common stock is removed, Enter Tech will issue additional shares of its common stock to Mr. Pratt. The value of the additional shares to be issued will be equal to the difference between $2.4 million and the value of the 2.4 million shares of common stock issued to Mr. Pratt under the agreement based on the then existing bid price. The agreement also provides the voting rights with respect to the common stock of Shopping Mall On-line will remain with Mr. Pratt until the restrictive legend on the 2.4 million shares of Enter Tech common stock is removed. If for any reason Enter Tech is declared insolvent or files for bankruptcy protection after the date of the agreement until the restrictive legend on the Enter Tech common stock is removed, Shopping Mall On-line will have the right to rescind the agreement. Shopping Mall On-line has the right under the agreement to appoint one person at the discretion of Mr. Pratt to the board of directors of Enter Tech.

         Shopping Mall On-line is a private company which prior to the foregoing transaction was owned solely by Mr. Pratt. Mr. Pratt is also the principal owner of Integrity Capital, Inc. Integrity Capital provides investor relation services to Enter Tech including, but not limited to:

         o posting information about Enter Tech on Integrity Capital's Web site;
         o contacting broker-dealers to discuss Enter Tech's plan of operation;
         o assisting Enter Tech with its press releases; and
         o introducing Enter Tech to accredited and institutional investors for Enter Tech's potential financing activities.

         The press release announcing this transaction is filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired. The required financial statements are not currently available. Pursuant to paragraph (a) (4) of Item 7, the required financial statements will be filed as soon as practicable, but not later than sixty days after the date this Form 8-K is required to be filed.

         (b) Pro Forma Financial Information. The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than sixty days after the date this Form 8-K is required to be filed.

         (c) Exhibits.

         10.1 Agreement and Plan of Reorganization dated January 7, 2000 by and between Enter Tech, Shopping Mall On-line, Inc. and Robert Pratt.

         99.1 Press Release of the Enter Tech dated January 10, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2000                  Enter Tech Corp.


                                        By:   /s/ Sam Lindsey
                                            ---------------------------
                                            Sam Lindsey, President

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
  NO.             DESCRIPTION
-------           -----------

 10.1 Agreement and Plan of Reorganization dated January 7, 2000 by and between Enter Tech, Shopping Mall On-line, Inc. and Robert Pratt.

 99.1             Press Release of the Enter Tech dated January 10, 2000.